Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Youdao, Inc. of our report dated April 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Youdao, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

April 27, 2023